EXHIBIT A
                             (AS OF MARCH 16, 2016)


                              SERIES OF THE TRUST

SERIES                                                         EFFECTIVE DATE
---------------------------------------------------------   --------------------

First Trust NASDAQ Technology Dividend Index Fund              August 10, 2012

Multi-Asset Diversified Income Index Fund                      August 10, 2012

International Multi-Asset Diversified Income Index Fund        August 16, 2013

First Trust High Income ETF                                    January 7, 2014

First Trust Low Beta Income ETF                                January 7, 2014

First Trust NASDAQ Rising Dividend Achievers ETF               January 7, 2014

First Trust RBA Quality Income ETF                            February 24, 2014

First Trust RBA American Industrial Renaissance(TM)           February 24, 2014

First Trust Dorsey Wright Focus 5 ETF                           March 4, 2014

First Trust International Dorsey Wright Focus 5 ETF             July 17, 2014

First Trust Dorsey Wright Dynamic Focus 5 ETF                   March 16, 2016